UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2007

                PNA Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-142896	04-3756642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Northridge Road Atlanta, Georgia	30350

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 641-6460

                    Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective December 24, 2007, PNA Group, Inc. (“PNA”) entered into the Sixth Consent and Eighth Amendment (the “Eighth Amendment”) to its Amended and Restated Credit and Security Agreement, dated as of May 9, 2006, as amended (as so amended, the “Credit Agreement”), among PNA, the other borrowers named therein, Bank of America, N.A., as administrative agent, and the other financial institutions named therein as lenders (collectively, the “Lenders”). Among other things, the Eighth Amendment permits the acquisition by PNA of Precision Flamecutting & Steel, L.P. (“Precision Flamecutting”). The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Effective December 24, 2007, PNA entered into a Joinder Agreement and Supplement to the Credit Agreement (the “Joinder Agreement”) by and among PNA, the other borrowers named therein and the Lenders. Among other things, the Joinder Agreement adds Precision Flamecutting and Precision GP Holding, LLC, a Delaware limited liability company, as borrowers under the Credit Agreement. The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description

10.1	Sixth Consent and Eighth Amendment to Amended and Restated Credit and Security Agreement, dated as of December 24, 2007, by and among PNA Group, Inc., the other borrowers named therein, Bank of America, N.A. and the other financial institutions named therein.

10.2	Joinder Agreement and Supplement to Amended and Restated Credit and Security Agreement, dated as of December 24, 2007, by and among PNA Group, Inc., Precision Flamecutting and Steel, L.P., Precision GP Holding, LLC, the other borrowers named therein, Bank of America, N.A. and the other financial institutions named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNA GROUP, INC.

Date: December 28, 2007	By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	Senior Vice President, Finance